ENDEAVOR SERIES TRUST

                                  AMENDMENT NO. 9
                       TO AGREEMENT AND DECLARATION OF TRUST

                      Change of Names of Series of the Trust
       from TCW Money Market Portfolio to Endeavor Money Market Portfolio,
 TCW Managed Asset Allocation Portfolio to Endeavor Asset Allocation Portfolio,
            Value Equity Portfolio to Endeavor Value Equity Portfolio,
       Opportunity Value Portfolio to Endeavor Opportunity Value Portfolio,
        Enhanced Index Portfolio to Endeavor Enhanced Index Portfolio, and
                Select 50 Portfolio to Endeavor Select 50 Portfolio

         The undersigned, Secretary of Endeavor Series Trust (the "Trust"), does hereby certify that pursuant to Article VIII, Section 8.3 of the Trust's Agreement and Declaration of Trust (the "Declaration of Trust") dated November 18, 1988, as amended, the following votes were duly adopted by at least a majority of the Trustees of the Trust at a meeting held on February 23, 1998:

         VOTED: That the names of the following Series of the Trust previously established and designated in accordance with Article III of the Declaration of Trust, be changed, effective May 1, 1998, as indicated below:

          Old Name                                 New Name
          --------                                 --------
 TCW Money Market Portfolio               Endeavor Money Market Portfolio
 TCW Managed Asset Allocation Portfolio   Endeavor Asset Allocation Portfolio
 Value Equity Portfolio                   Endeavor Value Equity Portfolio
 Opportunity Value Portfolio              Endeavor Opportunity Value Portfolio
 Enhanced Index Portfolio                 Endeavor Enhanced Index Portfolio
 Select 50 Portfolio                      Endeavor Select 50 Portfolio

  FURTHER
  VOTED: That the proper officers of the Trust be, and each hereby is, authorized and empowered to execute all instruments and documents and to take all actions, including the filing of an Amendment to the Trust's Declaration of Trust with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, Massachusetts, as they or any one of them in his or her sole discretion deems necessary or appropriate to carry out the intents and purposes of the foregoing vote.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 23rd day of February, 1998.

                                                   /s/Pamela A. Shelton
                                                   -----------------------
                                                   Pamela A. Shelton
                                                   Secretary


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